EXHIBIT 5.1


                                                       May 5, 2000



Viacom Inc.
1515 Broadway
New York, NY 10036

Dear Sirs:

                 I am the Executive Vice President General Counsel and Secretary of Viacom Inc. ("Viacom"). I am delivering this opinion in connection with the Registration Statement (the "Registration Statement") of Viacom filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the registration on Form S-8 of 11,300,000 shares (the "Shares") of Viacom's Class B Common Stock, par value $.01 per share (the "Common Stock") to be offered and sold under the following plans (the "Plans"):

                  CBS Investment Plans
                  o   The Westinghouse Savings Program
                  o   CBS Employee Investment Fund
                  o   Infinity Broadcasting Corporation Employees' 401(k) Plan
                  o   Infinity Broadcasting Corporation Employees' 401(k) Union
                      Plan

                  CBS Option Plans
                  o CBS Corporation Deferred Compensation and Stock Plan for Directors
                  o   CBS 1991 Long-Term Incentive Plan
                  o   CBS 1993 Long-Term Incentive Plan

                  In connection with the foregoing, I or members of my legal staff (my "Staff") have examined the Registration Statement, the Plans, and the originals, or copies certified to my or my Staff's satisfaction, of such records, documents, certificates and other instruments as I or my Staff have deemed necessary or appropriate to enable me to render the opinion expressed below. As to questions of fact material to the opinion expressed below, I or my Staff have, when relevant facts were not independently established by me or them, relied upon certificates of officers of Viacom or other evidence satisfactory to me or my Staff. In all such examinations, I or my Staff have assumed the genuineness of all signatures on original and certified documents, the authenticity of all documents submitted to me or my Staff as original documents and the conformity to original or certified documents submitted to me or my Staff as copies.

                  I am a member of the bar of the State of New York and the opinion expressed herein is limited to matters controlled by the laws of the State of New York and the General Corporation Law of the State of Delaware.

                  Based upon the foregoing, it is my opinion that the Shares have been duly authorized by Viacom and, when (a) issued and delivered by Viacom in accordance with the terms of the relevant Plan and (b) paid for in full in accordance with the terms of the relevant Plan, the Shares will be validly issued, fully paid and non-assessable.

                  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                   Very truly yours,


                                                   /s/  Michael D. Fricklas
                                                   -------------------------
                                                   Michael D. Fricklas